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                                     SIXTH
                         RENEWAL MASTER PROMISSORY NOTE



$10,000,000.00

                                                                   Dallas, Texas
                                                                 JANUARY 8, 1996



    FOR VALUE RECEIVED, the undersigned, PMC CAPITAL, INC., a Florida corporation, hereinafter called "MAKER", promises to pay to the order of SUNTRUST BANK, MIAMI, NATIONAL ASSOCIATION, F/K/A SUNBANK/ MIAMI, NATIONAL ASSOCIATION a national banking association, hereinafter called "BANK", or its successors or assigns, at its office at 777 Brickell Avenue, Miami, Florida 33131, or at such other addresses as BANK or any subsequent holder of this Note may designate in writing from time to time, in the manner hereinafter set forth, in immediately available local collected funds, the principal sum of TEN MILLION AND 00/000 DOLLARS ($10, 000, 000. 00) , or so much thereof as may be advanced and outstanding from time to time, together with interest thereon in accordance with one of the hereinafter described interest rates, from the date(s) of funding until paid or to maturity according to the terms of this note.

                             INTEREST RATE OPTIONS:

PRIME RATE OPTION:

    Interest shall accrue at a fluctuating rate per annum equal to the annual rate of interest announced or published by SunTrust Banks of Florida, Inc., from time to time as its prime rate ("the Prime Rate"), such rate to be adjusted on any day of the month on which any change in the Prime Rate becomes effective. The Prime Rate is that annual rate of interest announced by SunTrust Banks of Florida, Inc. from time to time as its prime rate (such rate is only a benchmark is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Bank). All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty
(360) day year.

LIBOR RATE OPTION

    At the option of the MAKER and by notice to the BANK in accordance with the Revolving Credit Agreement as modified, the MAKER may elect to have an Advance under this note bear interest at the Libor Rate Option which is a variable rate of TWO HUNDRED FIFTY (250) BASIS POINTS over the LONDON INTERBANK OFFERING RATE



                                      10.7
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("LIBOR") . Interest rates hereunder may be selected for periods of 30-, 60-, or 90-day duration based on the rate for LIBOR obligations of comparable maturity as published one day prior to the Advance date in the Wall Street Journal, however, if said publication is no longer in existence, then as published in a similar publication. The MAKER shall give written notice to BANK prior to 12: 00 P. M., EST, on the day which is two (2) business days prior to the day an Advance is desired and such notice from MAKER to BANK shall specify the interest period requested for said Advance. The MAKER's right to select the LIBOR RATE OPTION shall continue throughout the term of this Note.

    Accrued interest on all PRIME RATE Advances shall be payable monthly in arrears. Accrued interest and principal Advances on all LIBOR RATE OPTIONS shall be paid in arrears at the expiration of the selected duration period.

    The PRIME RATE OPTION shall be presumed to be applicable in the absence of specific notification from MAKER to BANK to the contrary.

    This Note constitutes the "Renewal Note", described in that certain Agreement for Seventh Modification of Revolving Credit Agreement of even date herewith (the "Modification Agreement") and all future modifications thereto, by and between BANK and MAKER, and the principal and interest due hereunder shall be payable in accordance with those terms and provisions of the Modification Agreement which are applicable to this Renewal Note. This Note shall be deemed to evidence the principal amount actually outstanding under the Line (defined in the Agreement for Seventh Modification of Revolving Credit Agreement ( "Seventh Modification Agreement") ), even though the face amount of this Note may be in excess of such principal amount outstanding from time to time.

    This Note is subject to all terms and provisions of the following agreements between MAKER and BORROWER: (i) the Seventh Modification Agreement;
(ii) the Sixth Modification Agreement; (iii) that Agreement for Fifth Modification of Revolving Credit Agreement (iv) that certain Fourth Modification Agreement dated June 17, 1993; (v) that certain third Modification Agreement dated June 24, 1992; (vi) that certain Second Modification of Revolving Credit Agreement dated December 23, 1991 ; (vii) that certain Modification of Loan Documents dated May 3, 1991; (viii) that certain Agreement for Modification of Revolving Credit Agreement, dated July 27, 1990; and (ix) the certain Revolving Credit Agreement, dated May 5, 1989 (collectively hereinafter referred to as the "Agreements") , which are hereby incorporated by this reference as though set forth in full herein, any default under the Agreements constituting a default under this Note. In the event of any conflict or inconsistency between the terms and provisions of this Note and those of the Agreements, the terms and provisions of the Agreements shall in all respects govern and control.


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    In the event of any default under the Agreements, including a failure to make any payment of principal or interest due hereunder on the due date thereof, BANK may, at its option, accelerate maturity, and the unpaid principal balance hereof and all unpaid accrued interest shall thereupon immediately become due and payable without presentment, demand, notice or protest, and BANK shall have the right to set off against this Note all money owed by BANK in any capacity to MAKER and to set off against all other liabilities of MAKER to BANK, all money owed by BANK in any capacity to MAKER. Failure to exercise this option with respect to any failure or breach shall not constitute a waiver of the right as to any subsequent failure or breach.


    MAKER, as well as any and all endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, waive presentment, protest and demand, and notice or protest, demand and dishonor, and nonpayment of this Note, and consent that the holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebtedness or any other indulgences or forbearance whatsoever, or to release any of the security for this Note or any of the guarantors of this Note without in any way affecting the liability of any other party for the payment of this Note.

    MAKER further agrees to pay all costs of collection, including reasonable attorneys' fees (inclusive of any bankruptcy or appellate proceedings), in the case the principal of this Note or any interest thereon is not paid when due, whether suit be brought or not.

    No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver under or modification of this Note shall be effective unless in writing and signed by the holder of this Note.


    Interest hereunder shall be charged only on the sums advanced from the date of Advance to the date of repayment.


    MAKER does not intend or expect to pay, nor does BANK intend or expect to charge, accept or collect any interest which, when added to any commitment fee or any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the
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highest lawful rate allowable under the laws of the State of Florida or the
United States of America, whichever is higher or unlimited, then any and all such excess is hereby waived and shall be applied against the remaining principal balance, if any, and thereafter refunded to MAKER.

    Except as otherwise specifically provided with respect to the maximum rate of interest hereunder, this Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decisions of the State of Florida.

    The undersigned hereby waives any plea of jurisdiction or venue as not having a place of business in Dade County, Florida, and hereby specifically authorizes any action brought upon the enforcement of this Note by BANK to be instituted and prosecuted in either the Circuit Court of Dade County, Florida, or in the United States District Court for the Southern District of Florida, at the election of BANK.

    All payments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of any default hereunder, BANK may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal, and/or lawful charges and expenses then accrued.

    From and after the date of an Event of Default (as defined in the Agreements), the principal balance under this Note shall bear interest, from such date until paid, at the Default Rate (as defined in the Agreements).

    This Note is binding upon MAKER and its successors and assigns.

    This Note renews and replaces that Fifth Renewal Master Promissory Note of MAKER in the principal amount of TEN MILLION DOLLARS ($10,000,000.00) , dated as of June 29, 1994, payable to the order of BANK.

    MAKER AND BANK BY ITS ACCEPTANCE HEREOF HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ACCEPTING THIS NOTE FROM MAKER AND FOR BANK ENTERING INTO THE MODIFICATION AGREEMENT.

                                           A Florida Corporation

                                  By:    /s/ Lance B. Rosemore
                                     ---------------------------------
          (Corporate Seal)                 LANCE B. ROSEMORE
                                           As its: President